DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

Third Quarter 2021

November 4, 2021

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements related to our digital transformation. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, and its impact on the global market, economic and environmental conditions generally and in the digital and communications technology, wellness infrastructure and hospitality real estate, other commercial real estate equity and debt, and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments; whether we will successfully execute our strategic transformation to become a digital infrastructure and real estate focused company within the timeframe contemplated or at all, and the impact of such transformation on the Company's legacy portfolios and assets, including whether such transformation will be consistent with the Company’s REIT status; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the Company's ability to complete anticipated monetizations of non-core assets within the timeframe and on the terms contemplated, if at all, and the impact of the completion of such sales; the impact of completed or anticipated initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our company's growth and earnings profile; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the ability to realize anticipated strategic and financial benefits from terminating the management agreement with Brightspire Capital, Inc. (NYSE:BRSP; formerly, Colony Credit Real Estate, Inc. or CLNC); the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy any proceeds received from the sale of our non-digital or other legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the impact of adverse conditions affecting a specific asset class in which we have investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; stability of the capital structure of our wellness infrastructure portfolio and OED portfolio; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, and the impact on the commercial real estate or real-estate related sectors; the impact of legislative, regulatory and competitive changes; actions, initiatives and policies of the U.S. and non-U.S. governments and changes to U.S. or non-U.S. government policies and the execution and impact of these actions, initiatives and policies; whether we will maintain our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to do so; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of our competition, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30,2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may differ from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude cash interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, realized carried interest and incentive fees and revenues and corresponding costs related to installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

FFO, Core FFO and AFFO:
The Company calculates funds from operations (FFO) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from the Digital Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods.

The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties.

The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and does not capture changes in the value of the Company’s properties that resulted from use or market conditions, which has real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited.

FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flow from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and noncash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

Digital Investment Management Fee Related Earnings (FRE): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense excluding equity-based compensation, carried interest and incentive compensation, administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business.

In evaluating the information presented throughout this financial supplemental report see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments:

Digital Investment Management (Digital IM)
This business encompasses the investment and stewardship of third party capital in digital infrastructure and real estate. The Company's flagship opportunistic strategy is conducted through DCP I, DCP II and separately capitalized vehicles while other strategies, including digital credit and public equities, will be or are conducted through other investment vehicles. The Company earns management fees, generally based on the amount of assets or capital managed in investment vehicles, and has the potential to earn carried interest and incentive fees based on the performance of such investment vehicles subject to achievement of minimum return hurdles.

Digital Operating
This business is composed of balance sheet equity interests in digital infrastructure and real estate operating companies, which generally earns rental income from providing use of space and/or capacity in or on digital assets through leases, services and other agreements. The Company currently owns interests in two companies, DataBank's enterprise data centers, including zColo, and Vantage stabilized hyperscale data centers, which are also portfolio companies under Digital IM for the equity interests owned by third party capital.

Corporate and Other
This segment is composed of the Company's remaining non-core activities and corporate level activities.

Non-core activities are composed of the Company's equity interests in: (i) digital investment vehicles, the largest of which is the Company’s investments and commitments to DCP flagship funds, and seed investments in various strategies such as digital liquid and digital credit; and (ii) remaining non-digital investments, primarily the Company’s interest in BrightSpire Capital, Inc. (BRSP), that are not substantially available for immediate sale and are expected to be monetized over an extended period beyond the near term. These non-core activities generate largely equity method earnings or losses and to a lesser extent, revenues in the form of interest income or dividend income from warehoused investments and consolidated investment vehicles. Effective the third quarter of 2021, non-core activities are no longer presented separately as the Digital Other and Other segments, which is consistent with and reflects management's focus on its core digital operations and overall simplification of the Company's business.

Corporate level activities include corporate level cash and corresponding interest income, corporate level financing and related interest expense and preferred dividends, corporate level transaction costs, costs in connection with unconsummated investments, costs incurred as manager of the Company's investment vehicles and income for reimbursement of these costs, fixed assets for administrative use, compensation expense not directly attributable to reportable segments, corporate level administrative and overhead costs, and adjustments to eliminate intercompany fees. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments. Elimination adjustment pertains to fee income earned by the Digital Investment Management segment from third party capital in investment vehicles managed by the Company and consolidated within the Digital Operating segment and in Corporate and Other.

Discontinued Operations
Following the successful exit of its hotel business, the Company is now in the final stages of monetizing the remainder of its non-digital businesses to complete its digital transformation. This includes the Company's Wellness Infrastructure business, and a substantial majority of the Company's other equity and debt investments and its non-digital investment management business, both of which resided in the Other segment. The completed and pending dispositions of the Company’s hotel business, other equity and debt investments, other IM business, and Wellness Infrastructure represent strategic shifts in the Company's business that have or are expected to have a significant effect on the Company’s operations and financial results, and accordingly, have met the criteria as discontinued operations. For all current and prior periods presented, the related assets and liabilities, to the extent they have not been disposed at the respective balance sheet dates, are presented as assets and liabilities held for disposition on the consolidated balance sheets and the related operating results are presented as income (loss) from discontinued operations on the consolidated statements of operations.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Metrics	6
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	7
	b.	Consolidated Segment Operating Results	8
	c.	Noncontrolling Interests’ Share Segment Operating Results	9
	d.	Segment Reconciliation of Net Income to FFO, Core FFO, AFFO and Adjusted EBITDA	10-11
III.	Capitalization
	a.	Debt Summary	12
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	13
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	14
	d.	Organization Structure	15
IV.	Assets Under Management		16
V.	Digital Investment Management		17
VI.	Digital Operating		18-20
VII.	Corporate and Other		21

Appendices
	Reconciliations of Digital IM FRE/Adjusted EBITDA and Digital Operating Adjusted EBITDA to Net Income (Loss)		23
	Reconciliations of Core FFO and Adjusted EBITDA to Net Income (Loss)		24-25
	Definitions		26

DigitalBridge | Supplemental Financial Report	5

Ia. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted) (Unaudited)
	9/30/2021 - 3Q21	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20	9/30/2020- 3Q20	6/30/2020 - 2Q20	3/31/2020 - 1Q20
Financial Data
Net income (loss) attributable to common stockholders	$41,036	$(141,260)	$(264,806)	$(140,575)	$(205,784)	$(2,042,790)	$(361,633)
Net income (loss) attributable to common stockholders per basic share	0.08	(0.29)	(0.56)	(0.30)	(0.44)	(4.33)	(0.76)
Core FFO	2,049	(4,814)	(9,987)	(25,140)	(30,710)	(29,250)	(31,679)
Core FFO per basic share	—	(0.01)	(0.02)	(0.05)	(0.06)	(0.05)	(0.06)
AFFO	700	(1)	(1)	(1)	(1)	(1)	(1)
AFFO per basic share	—	(1)	(1)	(1)	(1)	(1)	(1)
Adjusted EBITDA	17,622	15,377	12,538	(2,444)	(5,519)	(5,236)	(14,588)

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$15,442,981	$15,921,346	$16,625,250	$20,200,560	$19,043,050	$16,183,534	$19,160,062
DBRG OP share of consolidated assets	6,086,259	6,929,390	7,324,784	10,119,834	10,087,808	10,622,322	13,149,318
Total consolidated debt(2)(4)	4,621,240	3,919,255	7,023,226	7,931,458	7,165,859	9,612,525	9,862,223
DBRG OP share of consolidated debt(3)(4)	1,391,943	1,073,609	3,392,620	3,853,642	3,683,660	7,147,356	7,365,939
Basic shares and OP units outstanding(3)(4)	547,162	545,815	538,908	535,217	535,473	535,201	534,113
Liquidation preference of perpetual preferred equity(5)	947,500	1,033,750	1,033,750	1,033,750	1,033,750	1,033,750	1,033,750
Insider ownership of shares and OP units	4.0%	4.0%	9.4%	9.4%	10.0%	9.9%	9.6%
Digital Assets Under Management ("AUM") (in billions)	$37.8	$34.9	$32.0	$30.0	$23.3	$21.6	$20.6
% of total company AUM	76.6%	72.1%	69.4%	57.8%	49.7%	47.2%	42.9%
Digital Fee Earning Equity Under Management ("FEEUM") (in billions)	$16.5	$14.5	$12.9	$12.8	$8.6	$7.7	$7.7
% of total company FEEUM	78.6%	73.9%	71.6%	64.2%	49.2%	47.6%	46.0%

(1)    AFFO introduced in Q3 2021 and was not reported in prior periods.
(2)    Represents principal balance and excludes debt issuance costs, discounts and premiums.
(3)     Represents common shares and OP units outstanding including all vested and unvested restricted stock and vested director share units. Excluded are Class A common stock or OP units issuable in connection with Wafra’s warrants, 30.7 million unvested shares related to LTIP units, performance stock units, and performance based restricted stock units, which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company-specific metrics.
(4)     In October 2021, DBRG, pursuant to a privately negotiated exchange agreement, exchanged $44 million of the outstanding principal of the 5.75% exchangeable notes into 20 million shares of the Company's class A common stock.
(5)     In November 2021, the Company will redeem 2,560,000 shares, representing approximately 22.3% of the 11,500,000 issued and outstanding shares of 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock with a total liquidation preference of $64 million.

DigitalBridge | Supplemental Financial Report	6

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of September 30, 2021
	Consolidated	Non Controlling Interests' Share
Assets
Cash and cash equivalents	$1,277,733	$333,527
Restricted cash	87,551	69,149
Real estate, net	4,914,813	4,138,283
Loans receivable	112,252	4,273
Equity and debt investments	793,065	256,179
Goodwill	761,368	456,477
Deferred leasing costs and intangible assets, net	1,241,042	1,065,645
Assets held for disposition	5,470,027	2,191,949
Other assets	739,603	826,900
Due from affiliates	45,527	14,340
Total assets	$15,442,981	$9,356,722
Liabilities
Debt, net	$4,571,210	$3,495,031
Accrued and other liabilities	951,882	659,596
Intangible liabilities, net	34,759	29,492
Liabilities related to assets held for disposition	3,831,563	1,308,545
Due to affiliates	228	—
Dividends and distributions payable	16,899	—
Total liabilities	9,406,541	5,492,664
Commitments and contingencies
Redeemable noncontrolling interests	348,170	348,170
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $947,500 liquidation preference; 250,000 shares authorized; 37,900 shares issued and outstanding	916,105	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 493,456 shares issued and outstanding	4,934	—
Class B, 1,000 shares authorized; 666 shares issued and outstanding	7	—
Additional paid-in capital	7,625,552	—
Accumulated deficit	(6,557,621)	—
Accumulated other comprehensive income	66,880	—
Total stockholders’ equity	2,055,857	—
Noncontrolling interests in investment entities	3,515,888	3,515,888
Noncontrolling interests in Operating Company	116,525	—
Total equity	5,688,270	3,515,888
Total liabilities, redeemable noncontrolling interests and equity	$15,442,981	$9,356,722

DigitalBridge | Supplemental Financial Report	7

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2021
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$194,854	$—	$—	$194,854
Interest income	1	93	2,992	—	3,086
Fee income(1)	51,873	—	(1,647)	—	50,226
Other income	1,922	19	2,067	—	4,008
Total revenues	53,796	194,966	3,412	—	252,174
Expenses
Property operating expense	—	80,226	—	—	80,226
Interest expense	2,250	29,839	7,806	—	39,895
Investment expense	1,438	4,663	1,162	—	7,263
Transaction-related costs	—	199	737	—	936
Depreciation and amortization	8,242	120,458	486	—	129,186
Compensation expense
Cash and equity-based compensation	21,606	19,127	15,200	—	55,933
Carried interest and incentive fee compensation	31,736	—	—	—	31,736
Administrative expenses	5,820	10,639	12,474	—	28,933
Total expenses	71,092	265,151	37,865	—	374,108
Other income (loss)
Other gain (loss), net	461	285	3,911	—	4,657
Equity method earnings (loss)	814	—	6,173	—	6,987
Equity method earnings (loss) - carried interest	58,382	—	—	—	58,382
Income (loss) before income taxes	42,361	(69,900)	(24,369)	—	(51,908)
Income tax benefit (expense)	(3,089)	(1,922)	15,984	—	10,973
Income (loss) from continuing operations	39,272	(71,822)	(8,385)	—	(40,935)
Income (loss) from discontinued operations	—	—	—	(10,429)	(10,429)
Net income (loss)	39,272	(71,822)	(8,385)	(10,429)	(51,364)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	3,903	—	3,366	—	7,269
Investment entities	16,721	(58,401)	3,120	(85,741)	(124,301)
Operating Company	1,778	(1,279)	(3,365)	7,177	4,311
Net income (loss) attributable to DigitalBridge Group, Inc.	16,870	(12,142)	(11,506)	68,135	61,357
Preferred stock redemption	—	—	2,865	—	2,865
Preferred stock dividends	—	—	17,456	—	17,456
Net income (loss) attributable to common stockholders	$16,870	$(12,142)	$(31,827)	$68,135	$41,036

DigitalBridge | Supplemental Financial Report	8

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2021
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$161,106	$—	$—	$161,106
Interest income	—	74	19	—	93
Fee income	16,149	—	—	—	16,149
Other income	603	15	627	—	1,245
Total revenues	16,752	161,195	646	—	178,593
Expenses
Property operating expense	—	66,111	—	—	66,111
Interest expense	—	24,139	—	—	24,139
Investment expense	453	3,956	112	—	4,521
Transaction-related costs	—	15	—	—	15
Depreciation and amortization	2,593	100,018	—	—	102,611
Compensation expense
Cash and equity-based compensation	5,045	15,300	—	—	20,345
Carried interest and incentive fee compensation	23,940	—	—	—	23,940
Administrative expenses	836	8,393	332	—	9,561
Total expenses	32,867	217,932	444	—	251,243
Other income (loss)
Gain on sale of real estate assets					—
Other gain (loss), net	105	224	3,164	—	3,493
Equity method earnings (loss)	715	—	3,119	—	3,834
Equity method earnings (loss) - carried interest	35,497	—	—	—	35,497
Income (loss) before income taxes	20,202	(56,513)	6,485	—	(29,826)
Income tax benefit (expense)	(2)	(1,537)	—	—	(1,539)
Net income (loss)	20,200	(58,050)	6,485	—	(31,365)
Income (loss) from discontinued operations	—	—	—	(85,740)	(85,740)
Non-pro rata allocation of income (loss) to NCI	424	(351)	—	—	73
Net income (loss) attributable to noncontrolling interests	$20,624	$(58,401)	$6,485	$(85,740)	$(117,032)

DigitalBridge | Supplemental Financial Report	9

IId. Financial Results - Segment Reconciliation of Net Income to FFO, Core FFO, AFFO and Adjusted EBITDA

	OP pro rata share by segment					Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended September 30, 2021; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Net income (loss) attributable to common stockholders	$16,870	$(12,142)	$(31,827)	$68,135	$41,036	$—	$41,036
Net income (loss) attributable to noncontrolling common interests in Operating Company	1,778	(1,279)	(3,365)	7,177	4,311	—	4,311
Net income (loss) attributable to common interests in Operating Company and common stockholders	18,648	(13,421)	(35,192)	75,312	45,347	—	45,347

Adjustments for FFO:
Real estate depreciation and amortization	—	19,787	2,508	2,664	24,959	101,535	126,494
Impairment of real estate	—	—	—	(2,211)	(2,211)	(5,999)	(8,210)
Gain from sales of real estate	—	—	—	(490)	(490)	(24)	(514)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(95,512)	(95,512)
FFO	$18,648	$6,366	$(32,684)	$75,275	$67,605	$—	$67,605

Additional adjustments for Core FFO:
Adjustment to BRSP cash dividend	—	—	7,201	2,277	9,478	—	9,478
Equity-based compensation expense	1,726	62	4,651	2,033	8,472	566	9,038
Straight-line rent revenue and expense	50	207	(602)	(765)	(1,110)	(815)	(1,925)
Amortization of acquired above- and below-market lease values, net	—	87	—	(620)	(533)	361	(172)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	281	641	679	596	2,197	5,454	7,651
Non-real estate fixed asset depreciation, amortization and impairment	41	653	486	1,578	2,758	10,858	13,616
Restructuring and transaction-related charges(1)	2,440	184	5,763	10,913	19,300	201	19,501
Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment	(425)	(60)	(7,956)	32,035	23,594	(12,275)	11,319
Net unrealized carried interest	(9,381)	—	—	(251)	(9,632)	(18,321)	(27,953)
Preferred share redemption loss	—	—	2,865	—	2,865	—	2,865
Deferred taxes and tax effect on certain of the foregoing adjustments	(259)	385	—	—	126	1,537	1,663
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	12,438	12,438
Less: Core FFO from discontinued operations	—	—	—	(123,071)	(123,071)	(4)	(123,075)
Core FFO	$13,121	$8,525	$(19,597)	$—	$2,049	$—	$2,049

Additional adjustments for AFFO:
Recurring capital expenditures	—	(1,349)	—	—	(1,349)	—	(1,349)
AFFO	$13,121	$7,176	$(19,597)	$—	$700	$—	$700

Notes:
(1)    Restructuring and non-recurring items primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance. Includes $2 million of compensation expense related to the additional consideration Wafra paid for the Digital Investment Management business, which was paid on behalf of certain employees to fund their share of GP interests.

DigitalBridge | Supplemental Financial Report	10

IId. Financial Results - Segment Reconciliation of Net Income to FFO, Core FFO, AFFO and Adjusted EBITDA

	OP pro rata share by segment
($ in thousands; for the three months ended September 30, 2021; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Core FFO	$13,121	$8,525	$(19,597)	$—	$2,049
Less: Earnings of equity method investments	(30)	—	(5,754)	—	(5,784)
Plus: Preferred dividends	—	—	17,456	—	17,456
Plus: Core interest expense(1)	1,973	5,059	7,128	—	14,160
Plus: Core tax expense(1)	3,346	—	(15,984)	—	(12,638)
Plus: Non pro-rata allocation of income (loss) to NCI	231		—	—	231
Plus: Placement fees	2,102	—	—	—	2,102
Less: Net realized carried interest, incentive fees, and other adjustments to Fee Related Earnings	(7)	—	—	—	(7)
Plus: Digital Operating installation services, transaction, investment and servicing costs	—	53	—	—	53
Adjusted EBITDA (DBRG OP Share)	$20,736	$13,637	$(16,751)	$—	$17,622

Notes:
(1)    Excludes components that are included in adjustments for Core FFO.

DigitalBridge | Supplemental Financial Report	11

IIIa. Capitalization - Debt Summary

($ in thousands; as of September 30, 2021)
Consolidated debt	Payments due by period(1)
	2021	2022	2023	2024	2025 and after	Total
Investment-level debt:
Digital Operating - Fixed	$1,558	$6,230	$219,793	$600,753	$1,957,889	$2,786,223
Digital Operating - Variable	50	430,600	38,350	15,750	546,267	$1,031,017
Total Digital Operating	1,608	436,830	258,143	616,503	2,504,156	3,817,240
Corporate and Other debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000
Other (2)	—	—	4,000	—	—	4,000
Convertible/exchangeable senior notes	—	—	200,000	—	300,000	500,000
Total consolidated debt (3)	$1,608	$436,830	$462,143	$616,503	$3,104,156	$4,621,240

							Fixed/Variable	WA Interest Rate	WA Remaining Term
DBRG OP share of debt	Payments due by period(1)
	2021	2022	2023	2024	2025 and after	Total
Investment-level debt:
Digital Operating - Fixed	$205	$818	$28,859	$78,879	$302,399	$411,160	Fixed	2.5%	4.2
Digital Operating - Variable	10	56,579	7,678	3,153	109,363	$176,783	Variable	4.4%	3.1
Total Digital Operating	215	57,397	36,537	82,032	411,762	587,943		3.1%	3.9
Corporate and Other debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—	Variable	N/A	5.0
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000	Fixed	3.9%	5.0
Other (2)	—	—	4,000	—	—	4,000	Variable	1.2%	1.8
Convertible/exchangeable senior notes	—	—	200,000	—	300,000	500,000	Fixed	5.5%	2.9
Total DBRG share of debt (3)	$215	$57,397	$240,537	$82,032	$1,011,762	$1,391,943

Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.
(2)    In the third quarter of 2021, the Company entered into a $50 million credit facility to fund the acquisition of loans that are warehoused for a future securitization vehicle.
(3)    Excluded from above presentation is debt of assets which are presented under discontinued operations for the third quarter 2021, including, certain Other Equity and Debt assets and the Wellness Infrastructure business along with other non-core assets, all of which are held by the Company's subsidiary, NRF Holdco, LLC, who acts as guarantor, including 5.375% exchangeable senior notes, trust preferred securities and corresponding junior subordinated debt.

DigitalBridge | Supplemental Financial Report	12

IIIb. Capitalization - DBRG Series 2021-1(1)

($ in thousands, as of September 30, 2021)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$200,000
Amount outstanding	$—
Interest Rate	3M LIBOR + 3.00%
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of November 3, 2021, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    In July 2021, the Company completed a first of its kind secured fund fee revenue term note and variable funding note (VFN) issuance totaling $500 million, DBRG Series 2021-1. The Company fully repaid and terminated its revolving credit facility in July 2021.
(2)    Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	13

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of September 30, 2021)
Convertible/exchangeable debt
Description	Outstanding principal		Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$300,000	(2)	July 15, 2025	5.75% fixed	$2.30	434.7826	130,435
5.0% Convertible senior notes	200,000		April 15, 2023	5.00% fixed	15.76	63.4700	12,694
Total convertible debt	$500,000

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series H 7.125% cumulative redeemable perpetual preferred stock (3)	287,500	11,500	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$947,500	37,900

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after July 21, 2023, for the 5.75% exchangeable senior notes and on or after April 22, 2020, for the 5.0% convertible senior notes.
(2)     In October 2021, DBRG pursuant to a privately negotiated exchange agreement, exchanged $44 million of the outstanding principal of the 5.75% exchangeable notes into 20 million shares of the Company's class A common stock.
(3)     In November 2021, the Company will redeem 2,560,000 shares, representing approximately 22.3% of the 11,500,000 issued and outstanding shares of 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock with a total liquidation preference of $64 million.

DigitalBridge | Supplemental Financial Report	14

IIId. Capitalization - Organization Structure

DigitalBridge | Supplemental Financial Report	15

IV. Assets Under Management

($ in millions)	DBRG OP Share
Segment	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Digital Investment Management(1)	$36,337	$33,551	$30,711	$28,577	$22,237	$21,015	$20,107
Digital Operating	1,157	1,093	1,073	1,087	724	300	290
Corporate and Other Assets(2)	11,880	13,790	14,397	22,300	23,853	24,392	27,715

Total AUM	$49,374	$48,434	$46,181	$51,964	$46,814	$45,707	$48,112

Notes:
(1)    In October 2021, funds affiliated with the Company’s investment management platform acquired a controlling stake in Vertical Bridge Holdings, LLC, resulting in a net increase of approximately $2 billion to AUM.
(2)    September 30, 2021 includes $11.2 billion of assets held for disposition on the consolidated balance sheet with related operating results presented as income (loss) from discontinued operations on the consolidated statement of operations of the Company.

DigitalBridge | Supplemental Financial Report	16

V. Digital Investment Management

($ in millions)
AUM DBRG OP Share		9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Digital Colony Partners I		$6,180	$6,003	$5,931	$6,089	$5,686	$5,665	$5,526
Digital Colony Partners II		8,005	6,431	4,775	3,241	—	—	—
Separately Capitalized Portfolio Companies		10,147	10,254	9,893	8,947	8,273	9,556	8,990
Co-Investment (Sidecar) Capital		11,417	10,273	9,591	9,857	8,181	5,692	5,477
Liquid Strategies		588	590	521	443	97	102	114
Digital IM AUM (1)		$36,337	$33,551	$30,711	$28,577	$22,237	$21,015	$20,107

FEEUM DBRG OP Share	Fee Rate 9/30/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Digital Colony Partners I	1.1%	$3,040	$3,081	$3,179	$3,756	$3,756	$3,756	$3,756
Digital Colony Partners II	1.1%	7,146	5,519	3,964	3,217	—	—	—
Separately Capitalized Portfolio Companies	0.8%	2,576	2,576	2,534	2,777	2,603	3,019	3,017
Co-Investment (Sidecar) Capital	0.5%	3,184	2,817	2,744	2,655	2,042	841	841
Liquid Strategies	0.5%	510	512	432	437	153	127	128
Digital IM FEEUM (1)	0.9%	$16,456	$14,505	$12,853	$12,842	$8,554	$7,743	$7,742

($ in thousands)
Digital IM FRE / Adjusted EBITDA		3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Fee income		$37,751	$33,304	$28,917	$24,191	$19,172	$18,987	$18,068
Fee income, other (2)		12,809	8,996	2,148	862	876	1,306	876
Other income		483	84	54	183	87	552	197
Compensation expense—cash		(16,933)	(14,426)	(10,852)	(18,353)	(9,414)	(9,208)	(6,964)
Administrative expenses		(2,675)	(2,337)	(2,067)	(2,310)	(1,832)	(2,330)	(2,127)
Digital IM FRE / Adjusted EBITDA (3)		$31,435	$25,621	$18,200	$4,573	$8,889	$9,307	$10,050

DBRG OP share of Digital IM FRE / Adjusted EBITDA(4)		$20,736	$17,449	$11,645	$2,051	$6,306	$9,307	$10,050

Notes:
(1)    In October 2021, funds affiliated with the Company’s investment management platform acquired a controlling stake in Vertical Bridge Holdings, LLC, resulting in a net increase of approximately $2 billion to AUM. FEEUM is not expected to change significantly through new co-investments in Vertical Bridge.
(2)    Includes service fee income and one time catch-up fees earned, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.
(3)    For reconciliations of net income/(loss) to FRE / Adjusted EBITDA, please refer to the Appendices section of this presentation.
(4)    In July 2020, the Company closed on a strategic investment from Wafra for a 31.5% ownership stake in the Digital Investment Management business. Represents the Company interest after deducting Wafra's 31.5% interest.

DigitalBridge | Supplemental Financial Report	17

VI. Digital Operating

($ in millions, unless otherwise noted)
Portfolio Overview	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Consolidated amount
Asset(1)	$7,211,293	$6,735,683	$6,633,245	$6,248,162	$4,925,383	$1,496,460	$1,448,249
Debt(2)(3)	(3,817,240)	(3,374,255)	(3,369,338)	(3,226,843)	(2,546,359)	(515,007)	(515,832)
Net Carrying Value - Consolidated	$3,394,053	$3,361,428	$3,263,907	$3,021,319	$2,379,024	$981,453	$932,417

DBRG OP share of consolidated amount
Asset(1)	$1,157,098	$1,092,632	$1,073,366	$1,086,573	$724,234	$299,591	$289,939
Debt(2)(3)	(587,943)	(528,609)	(527,520)	(536,231)	(355,263)	(103,104)	(103,270)
Net Carrying Value - DBRG OP share	$569,155	$564,023	$545,846	$550,342	$368,971	$196,487	$186,669

DBRG net carrying value % interest	17%	17%	17%	18%	16%	20%	20%

($ in millions, unless otherwise noted)
Operating Metrics (4)	9/30/2021 - 3Q21 (5)	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20	9/30/2020- 3Q20	6/30/2020 - 2Q20	3/31/2020 - 1Q20
Number of Data Centers	76	76	76	32	32	20	19
Max Critical I.T. Square Feet	1,819,946	1,809,943	1,791,781	1,138,048	1,137,866	456,649	410,974
Leased Square Feet	1,467,420	1,439,291	1,423,322	967,879	945,640	316,697	301,791
% Utilization Rate	80.6%	79.5%	79.4%	85.0%	83.1%	69.4%	73.4%
MRR (Annualized)	$773.1	$750.2	$743.0	$442.0	$374.0	$171.4	$171.2
Bookings (Annualized)	$16.6	$16.4	$23.0	$6.0	$9.4	$6.6	$7.4
Quarterly Churn (% of Prior Quarter MRR)	1.3%	1.3%	1.3%	.8%	.8%	1.7%	2.7%

Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash.
(2)    Represents unpaid principal balance.
(3)    For the third quarter 2021, in addition to debt presented, the Digital operating segment has $144 million consolidated, or $29 million DBRG OP share, of finance lease obligations, which represents the present value of payments on leases classified as finance leases, in the Other Liabilities line item on the Company’s Balance Sheet.
(4)    Operating metrics presented include assets owned entirely during the presented period. Data of assets acquired within a quarter are included in the following quarter.
(5)    In September 2021, the Company acquired a data center serving the Santa Clara, CA market with 95,712 max square feet and 71,784 leased square feet.

DigitalBridge | Supplemental Financial Report	18

VI. Digital Operating

($ in thousands)
Digital Operating Adjusted EBITDA	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Consolidated amount
Total revenues	$194,966	$189,093	$189,202	$127,546	$98,549	$42,021	$45,167
Property operating expenses	(80,226)	(77,140)	(79,862)	(47,224)	(37,544)	(18,055)	(16,906)
Compensation and administrative expenses	(29,766)	(28,488)	(25,947)	(16,982)	(11,863)	(10,464)	(12,656)
Investment, servicing and commission expenses	(4,862)	(5,255)	(6,565)	(3,329)	(2,362)	(696)	(317)
Other gain/loss, net	285	(349)	(3)	(200)	(45)	—	—
EBITDAre:	$80,397	$77,861	$76,825	$59,811	$46,735	$12,806	$15,288
Straight-line rent expenses and amortization of above- and below-market lease intangibles	482	(98)	(399)	(2,607)	(2,106)	1,837	(338)
Compensation expense—equity-based	308	308	308	728	148	296	—
Installation services	(4,058)	576	880	429	(65)	493	289
Transaction, restructuring & integration costs	4,042	2,999	4,670	1,155	420	1,021	748
Other gain/loss, net	(285)	349	—	200	46	—	—
Digital Operating Adjusted EBITDA - Consolidated (1)	$80,886	$81,995	$82,284	$59,716	$45,178	$16,453	$15,987

DBRG OP share of consolidated amount
Total revenues	$33,771	$32,624	$32,741	$21,013	$15,600	$8,413	$9,042
Property operating expenses	(14,115)	(13,690)	(14,165)	(7,911)	(6,026)	(3,615)	(3,385)
Compensation and administrative expenses	(5,615)	(5,350)	(4,888)	(3,276)	(2,310)	(2,095)	(2,534)
Investment, servicing and commission expenses	(709)	(819)	(1,090)	(433)	(290)	(139)	(63)
Other gain/loss, net	61	(69)	—	(26)	(6)	—	—
EBITDAre:	$13,393	$12,696	$12,598	$9,367	$6,968	$2,564	$3,060
Straight-line rent expenses and amortization of above- and below-market lease intangibles	295	247	192	(250)	(154)	368	(68)
Compensation expense—equity-based	62	62	62	146	30	59	—
Installation services	(812)	115	176	86	(13)	99	58
Transaction, restructuring & integration costs	759	587	920	245	77	204	150
Other gain/loss, net	(60)	69	—	26	6	—	—
Digital Operating Adjusted EBITDA - DBRG OP share	$13,637	$13,776	$13,948	$9,620	$6,914	$3,294	$3,200

Notes:
(1)    For reconciliations of net income/(loss) to Adjusted EBITDA, please refer to the Appendices section of this presentation.

DigitalBridge | Supplemental Financial Report	19

VI. Digital Operating

Capital Expenditures
Consolidated amount	3Q21
Recurring capital expenditures	7,387
Non-recurring capital expenditures	42,841
Total capital expenditures	50,228

Leasing Commissions	1,233

DBRG OP share of consolidated amount
Recurring capital expenditures	1,349
Non-recurring capital expenditures	8,315
Total capital expenditures	9,664

Leasing Commissions	213

DigitalBridge | Supplemental Financial Report	20

VII. Corporate and Other

($ in thousand, as of September 30, 2021)	Consolidated amount	DBRG OP share of consolidated amount
Other
DBRG's GP Co-investment in DCP I and II Investments	$230,972	$173,732
Equity interests in digital investment vehicles and seed investments	272,134	165,902
Other - digital assets net carrying value	$503,106	$339,634

Other - held for investment assets net equity carrying value (primarily BRSP shares)(1)	$330,809	$330,809

Discontinued operations net carrying value(1)(2)	5,217,765	3,059,965
Investment-level non-recourse financing(3)	3,257,912	2,087,005
5.375% Exchangeable senior notes and TruPS	293,722	293,722
Other - discontinued operations assets net equity carrying value	$1,666,131	$679,238

Corporate Net Assets
Cash and cash equivalents, restricted cash and other assets	$670,912	$670,912
Accrued and other liabilities and dividends payable	109,764	109,764
Net assets	$561,148	$561,148

Notes:
(1)    The Company currently holds a 29% equity ownership in BRSP following a sale of 9.5 million shares in August 2021. Approximately 461,000 shares and 3.1 million units in BRSP are held by NRF Holdco which are included in assets held for disposition.
(2)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash of the investments presented under discontinued operations.
(3)    Represents unpaid principal balance.

DigitalBridge | Supplemental Financial Report	21

Appendices

DigitalBridge | Supplemental Financial Report	22

Reconciliations of Digital IM FRE/Adjusted EBITDA and Digital Operating Adjusted EBITDA to Net Income (Loss)

($ in thousand)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Digital IM net income (loss)	$39,272	$15,786	$7,663	$2,702	$3,799	$2,424	$2,529
Adjustments:
Interest income	2,250	—	(1)	(1)	(2)	—	(30)
Investment and servicing expense	—	—	32	204	—	—	—
Depreciation and amortization	8,242	6,298	8,912	6,421	10,259	6,605	6,603
Compensation expense—equity-based	4,673	1,837	1,533	655	189	682	589
Compensation expense—carried interest and incentive	31,736	8,266	(33)	994	912	—
Administrative expenses—straight-line rent	74	50	(2)	(1)	14	16	16
Administrative expenses—placement agent fee	3,069	6,959	59	1,202	—	—	—
Incentive/performance fee income	(1,313)	(4,489)	—	—	—	—	—
Equity method (earnings) losses	(59,196)	(11,203)	195	(6,744)	(6,394)	(277)	(3)
Other (gain) loss, net	(461)	(119)	(165)	(102)	(32)	8	(47)
Income tax (benefit) expense	3,089	2,236	7	(757)	144	(151)	393
Digital IM FRE / Adjusted EBITDA	$31,435	$25,621	$18,200	$4,573	$8,889	$9,307	$10,050

	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Digital Operating net income (loss) from continuing operations	(71,822)	(10,850)	(64,260)	(53,591)	(38,795)	(21,262)	(18,415)
Adjustments:
Interest expense	29,839	29,272	31,133	41,815	18,589	8,170	9,402
Income tax (benefit) expense	1,922	(66,788)	(12,268)	(6,967)	(6,091)	(2,673)	(5,730)
Depreciation and amortization	120,458	126,227	122,220	78,554	73,032	28,571	30,031
EBITDAre:	$80,397	$77,861	$76,825	$59,811	$46,735	$12,806	$15,288
Straight-line rent expenses and amortization of above- and below-market lease intangibles	482	(98)	(399)	(2,607)	(2,106)	1,837	(338)
Compensation expense—equity-based	308	308	308	728	148	296	—
Installation services	(4,058)	576	880	429	(65)	493	289
Transaction, restructuring & integration costs	4,042	2,999	4,670	1,155	420	1,021	748
Other gain/loss, net	(285)	349	—	200	46	—	—
Digital Operating Adjusted EBITDA	$80,886	$81,995	$82,284	$59,716	$45,178	$16,453	$15,987

DigitalBridge | Supplemental Financial Report	23

Reconciliations of Core FFO and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Net income (loss) attributable to common stockholders	$41,036	$(141,260)	$(264,806)	$(140,575)	$(205,784)	$(2,042,790)	$(361,633)
Net income (loss) attributable to noncontrolling common interests in Operating Company	4,311	(14,980)	(27,896)	(15,411)	(22,651)	(225,057)	(39,601)
Net income (loss) attributable to common interests in Operating Company and common stockholders	45,347	(156,240)	(292,702)	(155,986)	(228,435)	(2,267,847)	(401,234)

Adjustments for FFO:
Real estate depreciation and amortization	126,494	150,458	184,762	136,245	162,705	131,722	130,523
Impairment of real estate	(8,210)	242,903	106,077	31,365	142,767	1,474,262	308,268
Gain from sales of real estate	(514)	(2,969)	(38,102)	(26,566)	(12,332)	4,919	(7,933)
Less: Adjustments attributable to noncontrolling interests in investment entities	(95,512)	(162,021)	(188,496)	(79,874)	(146,905)	(329,601)	(82,329)
FFO	$67,605	$72,131	$(228,461)	$(94,816)	$(82,200)	$(986,545)	$(52,705)

Additional adjustments for Core FFO:
Adjustment to BRSP cash dividend	9,478	(40,165)	55,648	(22,999)	(18,207)	328,222	(86,213)
Equity-based compensation expense	9,038	11,642	19,299	8,288	7,879	10,152	8,732
Straight-line rent revenue and expense	(1,925)	(2,309)	17,225	(6,403)	(6,281)	(5,240)	(2,025)
Amortization of acquired above- and below-market lease values, net	(172)	(1,498)	6,005	(1,229)	(1,440)	(531)	(3,519)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	7,651	10,196	45,627	25,034	4,296	10,080	15,049
Non-real estate fixed asset depreciation, amortization and impairment	13,616	19,996	20,563	4,885	12,754	13,390	13,253
Restructuring and transaction-related charges	19,501	5,174	34,482	21,887	13,044	8,864	15,568
Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment	11,319	(151,773)	267,812	193,948	84,995	740,038	85,124
Net unrealized carried interest	(27,953)	(6,485)	189	(5,734)	(5,170)	801	9,230
Preferred share redemption (gain) loss	2,865	—	—	—	—	—	—
Deferred taxes and tax effect on certain of the foregoing adjustments	1,663	(42,536)	(17,657)	(8,764)	(7,917)	(3,092)	(6,062)
Less: Adjustments attributable to noncontrolling interests in investment entities	12,438	146,687	(218,328)	(143,262)	(38,042)	(182,607)	3,017
Less: Core FFO from discontinued operations	(123,075)	(25,874)	(12,391)	4,025	5,579	37,218	(31,128)
Core FFO	$2,049	$(4,814)	$(9,987)	$(25,140)	$(30,710)	$(29,250)	$(31,679)

DigitalBridge | Supplemental Financial Report	24

Reconciliations of Core FFO and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Core FFO	$2,049	$(4,814)	$(9,987)	$(25,140)	$(30,710)	$(29,250)	$(31,679)
Less: Earnings of equity method investments	(5,784)	(6,216)	(4,440)	—	—	—	(13,320)
Plus: Preferred dividends	17,456	18,516	18,516	18,516	18,516	18,516	19,474
Plus: Core interest expense(1)	14,160	11,834	12,387	11,972	12,234	12,625	10,393
Plus: Core tax expense(1)	(12,638)	(8,224)	(5,613)	(9,974)	(5,310)	(6,536)	555
Plus: Non pro-rata allocation of income (loss) to NCI	231	223	201	201	(751)	—	—
Plus: Placement fees	2,102	4,767	40	823	—	—	—
Less: Net realized carried interest, incentive fees, and other adjustments to Fee Related Earnings	(7)	(1,565)	11	140	248	(549)	(173)
Plus: Digital Operating installation services, transaction, investment and servicing costs	53	856	1,423	1,018	254	(42)	162
Adjusted EBITDA (DBRG OP Share)	$17,622	$15,377	$12,538	$(2,444)	$(5,519)	$(5,236)	$(14,588)

Notes:
(1)    Excludes components that are included in adjustments for Core FFO.

DigitalBridge | Supplemental Financial Report	25

Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC (“DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Recurring Capital Expenditures
Represents capitalized expenditures including recurring maintenance repairs and improvements necessary to preserve the value of and maintain the functionality of the property, which are not expected to generate incremental revenue.

Non-recurring Capital Expenditures
Represents capitalized expenditures including major capital improvements for expansions, transformations and incremental improvements to the operating portfolio intended to result in increased revenues and Adjusted EBITDA at the property.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	26